Exhibit 10.1

FOURTH AMENDMENT

TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made December 14, 2018, among OHI Asset Management LLC (the “Company”), Omega Healthcare Investors, Inc. (the “Parent”), and _________________ (the “Executive”).

INTRODUCTION

The Company, the Parent and the Executive are parties to an employment agreement (the “Employment Agreement”) generally effective as of March 31, 2015, amended effective March 17, 2016, January 9, 2017 and December 19, 2017. The parties now desire to further amend the Employment Agreement to, among other things, update the annual base salary payable to the Executive, extend the term of the Employment Agreement by one year to December 31, 2021 (subject to earlier termination as provided in the Employment Agreement), update the definition of “Competing Business” to delete Northstar Realty Finance Corp. and Quality Care Properties, Inc. and to add Colony Capital, Inc., Global Medical REIT, Inc. and Universal Health Realty Income Trust, and update the definition of the “Area” to delete Hawaii and Utah.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Employment Agreement is amended, effective as of the date first set forth above, as follows:

1.              By substituting the following for the first sentence of Section 2(a):

“The Company shall pay the Executive base salary of $_______ per annum effective January 1, 2019, which base salary will be subject to review effective as of January 1, 2020, and at least annually thereafter by the Compensation Committee of the Board of Directors of the Parent (the “Compensation Committee”) for possible increases.”

2.              By substituting in the first sentence of Section 2(b)(ii) the year “2019” for the year “2018”.

3.              By substituting in the second sentence of Section 2(b)(iii), in Section 3(a), in Section 3(c)(ii) and in Section 5(f) the year “2021” for the year “2020” wherever it appears.

4.              By substituting the following for Section 9(f):

“(f)           ‘Competing Business’ means the entities listed below and any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company:

(i)	CareTrust REIT, Inc.,
(ii)	Colony Capital, Inc.,
(iii)	Communities Healthcare Trust Incorporated,
(iv)	Formation Capital, LLC,
(v)	Global Medical REIT, Inc.,
(vi)	HCP, Inc.,
(vii)	Healthcare Realty Trust Incorporated,
(viii)	Healthcare Trust of America, Inc.,
(ix)	LTC Properties, Inc.,
(x)	MedEquities Realty Trust, Inc.,
(xi)	Medical Properties Trust, Inc.,
(xii)	National Health Investors, Inc.,
(xiii)	New Senior Investment Group Inc.,
(xiv)	Physicians Realty Trust,
(xv)	Sabra Health Care REIT, Inc.,
(xvi)	Senior Housing Properties Trust,
(xvii)	Universal Health Realty Income Trust,
(xviii)	Ventas, Inc., and
(xix)	Welltower Inc.”

5.              By substituting the attached Exhibit B for the existing Exhibit B.

6.              By adding the following Section 10 to the Employment Agreement:

“10.       Intellectual Property Agreement.

Notwithstanding any other provision of this Agreement, as a condition to the effectiveness of the Fourth Amendment to the Employment Agreement, the Executive shall sign, return and be subject to the Intellectual Property Agreement, appended hereto as Exhibit D, as of the date of the Fourth Amendment to the Employment Agreement. The Intellectual Property Agreement shall be in full and effect and shall be in addition to, but shall not supersede, the Executive’s pre-existing obligations under the Agreement.”

7.              By adding the following Section 11 to the Employment Agreement:

“11.       Clawback.

Notwithstanding any other provision in this Agreement or any other plan, program, award or other agreement to the contrary, any incentive-based compensation (including without limitation, Bonuses pursuant to Section 2(b) and long-term incentive compensation pursuant to Section 2(c)), or any other compensation, payable or paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to (a) recovery under any law, government regulation, or stock exchange listing requirement, shall be subject to such deductions, recovery or recoupment as may be required pursuant to such law, regulation, or listing requirement, and (b) any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for deductions, recovery or recoupment of amounts that are payable or were paid to the Executive, shall be subject to such deductions, recovery or recoupment as may be required pursuant to such policy. This Section does not supersede, but is in addition to, any provisions in any plan, program, award or other agreement providing for deductions, recovery or recoupment of incentive-based or other compensation, and in the event of a conflict between this Section and any other such document, whichever provision has a stricter effect upon the Executive shall apply.”

In all remaining respects, the terms of the Employment Agreement shall remain in full force and effect as prior to this Fourth Amendment.

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IN WITNESS WHEREOF, the Company, the Parent and the Executive have each executed and delivered this Fourth Amendment to Employment Agreement as of the date first shown above.

THE COMPANY:

OHI ASSET MANAGEMENT LLC

By:

THE PARENT

OMEGA HEALTHCARE INVESTORS, INC.

By:

THE EXECUTIVE:

EXHIBIT B

STATES, AREAS AND COUNTRIES

Alabama

Arkansas

Arizona

California

Colorado

Connecticut

Florida

Georgia

Idaho

Illinois

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maryland

Massachusetts

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska

Nevada

New Hampshire

New Mexico

New York

North Carolina

Ohio

Oklahoma

Oregon

Pennsylvania

Rhode Island

South Carolina

Tennessee

Texas

Vermont

Virginia

Washington

West Virginia

Wisconsin

England

EXHIBIT D

INTELLECTUAL PROPERTY AGREEMENT